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                                                                      Exhibit 16

                              KOBREN INSIGHT FUNDS

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being a Trustee of Kobren Insight Funds, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), does hereby make, constitute and appoint Eric J. Godes, as an attorney-in-fact and an agent of the undersigned with full power and authority of substitution and resubstitution, in any and all capacities, to execute for and on behalf of the undersigned any and all filings and amendments to Form N-14 relating to the shares of the Trust and any other documents and instruments incidental thereto, and to deliver and file the same, with all exhibits thereto, and all documents and instruments in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, power and authority to do and perform each and every act and thing that said attorney-in-fact and agent, deem advisable or necessary to enable the Trust to effectuate the intents and purposes hereof, and the undersigned hereby fully ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has subscribed his name this 11th day of February, 2002.

/s/ Eric M. Kobren                          /s/ Arthur Dubroff
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Eric M. Kobren                              Arthur Dubroff

/s/ Edward B. Bloom                         /s/ Robert I. Goldfarb
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Edward B. Bloom                             Robert I. Goldfarb

/s/ Michael P. Castellano                   /s/ Stuart J. Novick
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Michael P. Castellano                       Stuart J. Novick